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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2005
CHINA MEDIA1 CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-100826 (Commission File Number)	46-0498798 (IRS Employer Identification No.)
2020 Main Street, Suite 500, Irvine, CA		92614
Registrant's telephone number, including area code: (949)428-7400
Eagle River Mining Corp. 141-757 West Hastings Street, Suite 328, Vancouver, BC, Canada, V6C 1A1 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (c) and (d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

As the number of Board of Directors has been increased since January 14, 2005 from 3 to 7 pursuant to the bylaws of the Company, the Board of Directors of the Company confirmed to appoint Mr. Michael McKennon as a Director and Chief Financial Officer of the Company and appointed Mr. Hanxiong (Adrian) Cai as a Director, President and Chairman of the Company

Mr. Cai graduated in 1989 with a BA (Foreign Trade) from Guangzhou University in China.

Since 1999 Mr. Cai has been a sole proprietor of the Chuangrun Group of Companies in China. Chuangrun is a media and advertising company in Southern China.

From 1990 to 1998 Mr. Cai was sales manager of Zhong Shan Import and Export Company, a Guangdong provincial government corporation in China.

On December 26, 2004, The Company signed an agreement to acquire from Chuangrun two advertisement contracts. The Company agreed to issue 3.7 million post split toward shares of common stock and pay $200,000.00 in cash to Mr. Cai as consideration. The Company agreed also to induce existing shareholders to transfer 17,300,000 shares of common stock to Mr. Cai. A Form 8-K was filed on December 26, 2004.

As of the date of this filing, 3,700,000 shares of common stock has been issued to Mr. Cai and $110,000.00 has been paid to Mr. Cai.

Mr. McKennon graduated in 1983, with a Bachelor's degree in Business Administration, concentration in Accounting, from California State University at Fullerton.

Since 1998, Mr. McKennon has been a founder and a managing partner of the accounting firm McKennon Wilson & Morgan LLP ("MWM") in Irvine California. MWM is a PCAOB (Public Company Accounting Oversight Board) registrant. Since January 2004, he has been a director and audit committee member of Pacific Premier Bankcorp of Costa Mesa, California, a public company traded on NASDAQ. From February 1997 to September 1998, Mr. McKennon was a director of PricewaterhouseCoopers LLP Technology Industry Group in Costa Mesa, California. From June 1992 to February 1997, he was with Corbin & Wertz, a CPA firm in Irvin, California, as a senior audit manager. From June 1986 to June 1992, he was with Arthur Anderson in Los Angeles and Irvine, California, reaching the position of audit manager. From 1984 to 1985 Mr. McKennon was the plant controller for Calmar Dispensing Systems in the City of Industry California, a publicly-held company traded on NASDAQ.

On November 19, 2004, Mr. McKennon advanced the Company $20,000 as a loan, which is convertible into its common stock at $5.00 per share. The loan is convertible before January 28, 2005, pays interest at 5% per annum and is due January 31, 2005. As of the date of this filing, Mr. McKennon has exercised the conversion of the loan by receiving 4,000 shares of the common stock (pre-split).

At present, the Company has no employment agreements with Mr. Cai and Mr. McKennon.

The Board of Directors has decided that a Funding Allocation Committee be formed with Michael McKennon, Ernest Cheung and Hanxiong (Adrian) Cai as the Committee members for a term of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 8, 2005

(Signature)	China Media1 Corp. By:/s/ "Ernest Cheung" Ernest Cheung Secretary, Treasurer and a Director